Commitment letter of intent

This agreement is dated for reference the 21st July 2006

Between:

CTCC a company incorporated in the state of Nevada and having its office at 1530-9th Ave S.E., Calgary, Alberta, T2G 0T7, Canada (hereinafter referred to as Party A).

And:

Tianjin Hongda Group Company Limited a Chinese corporation at 1999, Hebei road, Tanggu District Tianjin, China. (hereinafter referred to as Party B).

Whereas In accordance with the Laws of the People’s Republic of China on Joint Ventures Using Chinese and Foreign Investment (the “Joint Venture Law”) and other relevant Chinese laws and regulations, Tianjin Hongda Group Company and China Titanium and Chemical Corp Ltd., (hereinafter referred to as the “Partics”), in accordance with the  principles of equality and mutual benefit, and through friendly consultations, agree to enter into a Joint Venture Contract (referred to herein as this “Joint Venture Contract”), fore the purpose to jointly invest to set up a Chinese Foreign Joint Venture (the “Joint Venture”) in Tanggu District, Tianjin of the People’s Republic of China.

Now therefore this agreement witnesseth that in consideration of the premises and of the mutual covenants hereinafter, the parties here to agree as follow:

1.)   The main objective of the parties & the Sino-Foreign Joint Venture company is to build a recognized premier strategic Tioz production facility in China.

2.)   Each of the parties hereto agrees to invest in the Sino-Foreign Joint Venture limited liability company the Joint Venture.

3.)   Both parties agree that all activities of the Joint Venture shall be governs by the laws,

       degrees and pertinent rules and regulations of the People’s Republic of China.

4.)   The total amounts of investment of the Joint Venture not to exceed 30,000,000 US$ for the first phase.

5.)   Party A will contribute 60% of the initial amount of investment and register capital,

       equivalent to $US 75,187.97, or 600,000 RMB, Exchange Rate 7.98.

6.)   Party B will contribute 40% of the initial amount of investment and register capital,

       equivalent to $US 50,125.31, or 400,000 RMB, Exchange Rate 7.98.

7.)   All subsequent capital contribution are to be made by each party’s respective proportional interest in accordance.

8.)   Each party shall be respectively responsible for the follow matters:

Party A:

1.  Provide its cash contribution as required in accordance with its respective interest.

2.  Provide financing and investment;

3.   Source strategic partners, services, and markets outside of China.

4.  Arrange all foreign affairs, foreign contracts and other matter outside of China.

5.  Responsible for handling other matters as requested by the Joint Venture.

Party B:

1.   Establish a Joint bank account for initial deposit.

2.  Handling of applications for approval, registration, business license and other matters concerning the establishment of the Joint Venture from relevant departments in China;

3.  Processing the application for the right to the use of  a site to the authority in charge of the land;

4.  Organizing the design and construction oft the premises and other engineering facilities of the Joint Venture;

5.  Providing cash, machinery, equipment and premises as required;

6.  Assisting the Joint Venture in purchasing or leasing equipment, material, raw materials, article for office use, means of transportation and communication facilities etc.;

7.  Assisting the Joint Venture in contacting and settling the infrastructure facilities such as water, electricity, transportation etc.;

8.  Assisting the Joint Venture in recruiting Chinese management personnel, technical personnel, workers and other personnel as needed;

9.  Assisting foreign workers and staff in applying for entry visas, work licenses and handling their travel procedures; and

10.  Responsible for handling other matters as requested by the Joint Venture.

9.)  The Joint Venture shall separately open a foreign exchange account and a RMB account at an authorized bank.

10.)   Both parties hereto agree that the Joint Venture should be written in Chinese and English.  Both languages version are to be considered equally authentic.

11.)  Each of the parties hereto agrees & execute such further and other deeds documents and assurances and to do such further and other acts as may be necessary to carry out and to have intent and meaning of the Joint Venture agreement contract.

12.)  Time shall be of the essence for the Joint Venture agreement.

13.)  In witness whereof the parties hereto have executed this agreement as of the 21/07/2006.

China Titanium and Chemical Corp Ltd.,

Tianjin Hongda Group Company Co., Ltd.

A Nevada corporation

a Chinese corporation

1530 9 th Avenue S.E.

1999, Hebel road,

Calgary, Alberta

Tanggu District Tianjin,

T2G 0T7`

30 0450

Canada

People’s Republic of China

By:  /s/ Antonio Care

By: /s/ Hao Zhiming

Name:  Antonio Care

Name:  Hao Zhiming

Title:   Representative

Title:    Representative